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EXHIBIT 10.29 - SECOND AMENDMENT


          SECOND AMENDMENT, dated as of October 21, 1996 (this "Amendment"), to the Revolving Credit and Competitive Advance Facility Agreement, dated as of June 30, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Federal-Mogul Corporation, a Michigan corporation (the "Borrower"), the banks and other financial institutions parties thereto (the "Lenders"), The Chase Manhattan Bank (formerly known as Chemical Bank ), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as CAF Advance Agent, and Comerica Bank, Bank of America Illinois (formerly known as Continental Bank), NBD Bank, N.A., and The Bank of New York, as co-agents.

                         W I T N E S S E T H

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

          WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment, and the Lenders are willing to agree to such amendments as provided for in this Amendment;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.   Defined Terms.  Terms defined in the Credit
Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          2. Amendment to Credit Agreement. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Cash Flow Coverage" contained therein in its entirety and inserting in lieu thereof the following definition:

               "`Cash Flow Coverage':   for any period, the
          ratio of (a) the sum of (i) EBITDA less (ii) Capital Expenditures divided by (b) the sum of (i) Interest Expense plus (ii) dividends paid on the Borrower's preferred stock, in each case determined for such period and without giving effect to (A) the special after-tax charges taken by the Borrower in the fourth quarter of 1995 relating to (I) the sale by the Borrower of certain non-strategic and other assets,
          (II) certain productivity improvements and restructurings and (III) the early implementation by the Borrower of FASB 121, net of the gain on the sale by the Borrower of Federal-Mogul Westwind Air Bearings
          Ltd. (provided that the effects of clauses (I), (II) and (III) above net of such gain shall not exceed an aggregate amount of $45,000,000) and (B) certain special charges recorded by the Borrower in the fiscal quarter ended September 30, 1996 aggregating up to a pretax amount of $40,000,000 of which no more than $5,000,000 will constitute cash charges."




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          3.   Conditions to Effectiveness.  This Amendment
shall become effective (retroactive to September 30, 1996) on the date (the "Amendment Effective Date") on which (i) the Borrower and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment and (ii) the Borrower shall have paid to the Administrative Agent, for the account of each Lender which have executed and delivered this Amendment on or before the Amendment Effective Date, an amendment fee equal to 1/8 of 1% of such Lender's Commitment.

          4.   Representations and Warranties.  The
representations and warranties made by the Borrower in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date.

          5. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, and other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          6. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the Notes are and shall remain in full force and effect.

          7. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.